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                                                                    EXHIBIT 23.2


                      CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Regulation Statements on Form S-8 (Nos. 33-27214, 33-27221, 33-43861, 33-48177, 33-56780, 33-81684 and
33-81682) of Piedmont Mining Company, Inc. of our report dated April 4, 1996 appearing on page 32 of this Annual Report on Form 10-KSB.

/s/ PRICE WATERHOUSE LLP

PRICE WATERHOUSE LLP

Charlotte, North Carolina
April 10, 1997



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